                                                                    Exhibit 23.4

                             CONYERS DILL & PEARMAN

                             BARRISTERS & ATTORNEYS

   CLARENDON HOUSE, 2 CHURCH STREET, P.O. Box HM 666, HAMILTON HM CX, BERMUDA
     TELEPHONE: (441) 295 1422 FACSIMILE: (441) 292 4720 E-MAIL: INFO@CDP.BM
                              INTERNET: WWW.CDP.BM

20 December 2005

Scottish Re Group Limited                       DIRECT LINE:  441 299 4918
PQ Box HM 2939                                        EMAIL:  ajdickson@cdp.bm
Crown House                                         OUR REF:  AJD/162965
4 Par-la-Ville Road                                YOUR REF:
Hamilton HM 12
Bermuda

Dear Sirs

SCOTTISH RE GROUP LIMITED (THE "COMPANY")

We hereby consent to the filing with the United States Securities and Exchange
Commission of this consent as an exhibit to the Company's Current Report on Form
8-K dated 20 December 2005 and to the use of our name in the Company's Final
Prospectus Supplement dated 15 December 2005 under the caption "Certain Tax
Considerations" in relation to our advice under the captions "Certain Tax
Considerations - Taxation of Scottish Re and its Subsidiaries - Bermuda" and
"Certain Tax Considerations - Taxation of Scottish Re and its Subsidiaries -
Bermuda".

In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ Conyers Dill & Pearman

CONYERS DILL & PEARMAN

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